EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® State Tax-Free Income Trust of our report dated October 16, 2019, relating to the financial statements and financial highlights, which appears in Delaware Tax-Free Pennsylvania Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania
December 23, 2019